UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2012

CAPITAL TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue, 14th Floor, New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 655-0220

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 7, 2012, the board of directors (the “Board of Directors”) of Capital Trust, Inc. (the “Company”) adopted and approved amendments to the Company’s Code of Business Conduct and Ethics (the “Code”). Among other things, the Code was amended to require (as opposed to encourage) persons subject to the Code to report potential or actual violations of the Code to the Company. The Board of Directors also approved certain technical amendments to the Code.

A copy of the amended Code is attached hereto as Exhibit 14.1 and will be posted in the Investor Relations section of the Company’s website, www.capitaltrust.com, under Corporate Governance as soon as practicable.

Item 8.01 Other Events.

On February 7, 2012, the Board of Directors adopted and approved amendments to the Company’s audit committee and compensation committee charters. The amended charters will each be posted in the Investor Relations section of the Company’s website, www.capitaltrust.com, under Corporate Governance as soon as practicable.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

14.1	Code of Business Conduct and Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL TRUST, INC.

By:	/s/ Geoffrey G. Jervis
Name: Geoffrey G. Jervis
Title: Chief Financial Officer

Date: February 10, 2012

Exhibit Index

Exhibit Number	Description

14.1	Code of Business Conduct and Ethics